                                                                  EXHIBIT 99.4

                     THE ATG INC. 1994 STOCK OPTION PLAN



     PURPOSE.  The purpose of the ATG Inc. 1994 Stock Option Plan (the "Plan")
     -------
is to reward employees of and consultants to ATG Inc. (the "Company") and its subsidiaries judged to have contributed to the long-term success of the Company, and to attract qualified employees to the Company and its subsidiaries.

     ADMINISTRATION.  The Plan is administered, at the Company's expense, by the
     --------------
Company's Board of Directors (the "Board"). The Board's interpretation or determination of any matter or issue arising under the Plan, to the extent not inconsistent with the terms of any rights expressly granted to participants under the Plan in writing, shall be final, binding and conclusive for all purposes. The Board shall have the power at any time to amend or modify the Plan in a manner which does not adversely affect outstanding rights of any person thereunder (absent the consent of such person).

     ELIGIBILITY.  All full-time and part-time employees of, and all consultants
     -----------
to, the Company and its subsidiaries are eligible for awards under the Plan.

     NATURE OF AWARDS.  Awards under the Plan shall consist of options (the
     ----------------
"Options") to acquire shares of the Company's Common Stock, no par value per share (the "Common Stock"), at a specified exercise price per share, covering a specified number of such shares, and exercisable over such vesting period and subject to such other terms and conditions, as are set forth in (i) a grant letter (each, a "Grant Letter") from the Company to the grantee ("Optionee"),
(ii) any written instrument clarifying or further specifying the terms and conditions applicable to the Option executed by both the Company and the Optionee (each, a "Written Amendment"), and (iii) to the extent not inconsistent with any express provision of a Grant Letter or a Written Amendment, the document entitled "How to Exercise Your Rights Under ATG Inc. Stock Options issued prior to January 1, 1998", a copy of which is attached hereto as Exhibit "A". All grants of such stock options by the Company to employees of or consultants to the Company or any subsidiary prior to January 1, 1998 shall be deemed to be awards under the Plan.

     MAXIMUM NUMBER OF SHARES AVAILABLE UNDER PLAN.  The maximum number of
     ---------------------------------------------
shares of Common Stock available for purchase under the Plan is 1 million, subject to adjustment by the Board conformably with the principles described below under "Adjustment to Options".

     SELECTION OF GRANTEES AND DETERMINATION OF AWARDS.  Only the Board, or one
     -------------------------------------------------
or more members of the Company's management to whom such power is expressly delegated by the Board, shall have the authority to select the persons to whom Options are to be granted and, consistently with the terms of the Plan, determine all specific terms and conditions applicable thereto.

     ACCELERATION OF VESTING OF OPTIONS. Upon a change in control of the
     ----------------------------------
Company, including a sale, merger or reorganization, all outstanding options shall become fully vested and immediately exercisable. In addition, in the event of the death or total disability of a participant while employed by the Company or a subsidiary of the Company all of his or her outstanding options shall become fully vested and immediately exercisable.

     ADJUSTMENT TO OPTIONS.  The number of shares covered by an Option will be
     ---------------------
increased or decreased proportionately, and the exercise price modified inversely, in the event of a stock split, stock dividend or reverse stock split with respect to the Common Stock. In the event of any other fundamental change affecting the Common Stock, the Board will make the appropriate adjustments to the Option so as to prevent any enlargement or dilution of the rights of Optionees under the Plan as a result thereof.

     NON-QUALIFIED STATUS OF OPTIONS UNDER INTERNAL REVENUE CODE.  Options
     -----------------------------------------------------------
issued under the Plan are not intended to be "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code").

     NON-QUALIFIED NATURE OF PLAN.  The Plan is not intended to be subject to
     ----------------------------
the provisions of the federal Employee Retirement Income Security Act of 1974, as amended, or to be qualified under Section 401(a) of the Code.

     TERMINATION OF PLAN.  The Plan shall terminate on such date as is
     -------------------
determined by the Board in its discretion.

     NO GRANTING OF EMPLOYMENT RIGHTS.  Neither the Plan, nor any action taken
     --------------------------------
under the Plan, shall be construed as giving any eligible employee the right to become a participant in the Plan, nor shall an Option awarded under the Plan be construed as giving the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries.

                                             THIS DOCUMENT CONSTITUTES PART OF
                                              A PROSPECTUS COVERING SECURITIES
                                               THAT HAVE BEEN REGISTERED UNDER
                                                   THE SECURITIES ACT OF 1993.


                               August 31, 1998


                      HOW TO EXERCISE YOUR RIGHTS UNDER
                           ATG INC. STOCK OPTIONS
                       ISSUED PRIOR TO JANUARY 1, 1998



        Commencing in 1995 and extending through 1997, ATG Inc. (the "Company") issued options (the "Options") to purchase up to a maximum aggregate of 1,000,000 shares of the Company's Common Stock (the "Shares"), no par value per share (the "Common Stock"), to a total of 41 employees and consultants of the Company and its subsidiaries. As of the date hereof, Options to purchase up to a maximum aggregate of 954,000 Shares are outstanding. The Company's Board of Directors (the "Board") has recently denominated, for convenience of reference, the arrangement under which the Options were issued the "ATG Inc. 1994 Stock Option Plan" (the "Plan"). The purpose of the Plan was to provide a mechanism pursuant to which the Company could reward those employees and consultants judged to be significant contributors to its success, and to attract qualified employees in the future. The Board has recently taken action to formally terminate the ability of the Company to issue any additional options under the Plan, on the basis that the Company's 1998 Stock Ownership Incentive Plan adopted earlier this year provides a more flexible mechanism for effectuating the purposes of the Plan. Notwithstanding this termination, the rights of each holder of an outstanding Option (each, an "Optionee") shall continue to exist unaffected in accordance with the terms of (i) his or her initial option grant letter from the Company (each, a "Grant Letter"), (ii) the memorandum of clarification relating thereto from the Company dated May 15, 1998 agreed to by the Optionee in writing (each, a "Memorandum of Clarification") and, to the extent not inconsistent therewith, (iii) the provisions of the Plan as described herein. The Company intends to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering all of the Shares subject to outstanding Options (the "Registration Statement"), which will become effective automatically upon such filing, and to keep the Registration Statement effective until the earlier of (i) the date on which all such Options have been exercised in full, or (ii) the date on which the last outstanding Option expires unexercised in accordance with its terms. The balance of this Memorandum will address those questions concerning the Plan which the Company believes are material to an Optionee's decision to exercise his or her rights thereunder.

                            MECHANICS OF EXERCISE
                            ---------------------


    1.   WHEN MAY I EXERCISE MY OPTION?
         -----------------------------

    Until such time as the Option has expired or terminated in accordance with its terms, an Optionee may exercise from time to time the unexercised portion of his or her Option with respect to all or a portion of the Shares covered by such Option as to which he or she is then vested.
                                  ------------------------------------

    2.   WHEN DOES MY OPTION VEST?
         ------------------------

    Unless the relevant Grant Letter specifically provides otherwise, each Option vests incrementally over time, as follows: prior to the first anniversary of the grant date (as set forth in the Stock Option Summary (the "Summary") appended to the Memorandum of Clarification relating to the Option), the Option is not vested as to any Shares; on such first anniversary, the Option vests as to the total number of underlying Shares divided by the total number of years in the vesting period applicable to the Option (again, as set forth in the Summary); thereafter, the balance of the Shares underlying the Option vests ratably over the remaining months in the vesting period. In addition, the entire unvested portion of an Option shall vest upon an Optionee's separation from employment with the Company and its subsidiaries, if the length of the Optionee's past services to the Company and its subsidiaries exceeds the length of his or her entire original vesting schedule. For example, if an Optionee whose Option has an original three year vesting period separates from the Company after six years of employment, the unvested portion of the Option will vest simultaneously with such separation.

    3.   WHEN DOES MY OPTION EXPIRE OR TERMINATE?
         ----------------------------------------

    Each Option expires upon the earlier of (i) the tenth (10th) anniversary of
                 -------
    the grant date, or (ii) sixty (60) days after the voluntary termination of your employment with the Company or a subsidiary of the Company (a "Subsidiary"). Each Option terminates immediately if the Optionee's
                               ----------
    employment by the Company or a Subsidiary is terminated for cause.

    4.   HOW DO I EXERCISE MY RIGHTS UNDER MY OPTION?
         -------------------------------------------

    At any time prior to its expiration or termination in accordance with its terms, an Optionee may exercise his or her Option as to all or a portion of the then vested Shares covered thereby by: (i) notifying the Chief Financial Officer of the Company (the "CFO") of the Optionee's intention to exercise the Option as to a specified whole number of such Shares, and either (ii) paying to the Company, in a manner deemed acceptable by the Company, an amount in cash equal to the exercise price of the Option per Share (as set forth in the Summary) multiplied by such specified whole number (the "Aggregate Exercise Price"), or (iii) following the procedures
                                             --
    approved by the CFO and one or more cooperating securities brokerage houses selected by the Optionee for the net "cashless exercise" of Options, pursuant to which the exercising Optionee receives upon exercise not such specified number of Shares but such lesser number as is equal to (x) the current market value of one share of Common Stock, less the exercise price per Share of the Option, (y) divided by said current market value, (z) multiplied by such specified number of Shares.

    5.   HOW DO I RECEIVE MY SECURITIES?
         ------------------------------

    All Shares acquirable pursuant to exercise of an Option will be newly issued by the Company out of its authorized but unissued Common Stock. As promptly as reasonably practicable after such exercise, the Company's transfer agent will be directed to issue a stock certificate to the Optionee representing the Shares issuable to him or her against such exercise. In the case of exercise pursuant to a cashless exercise procedure, that portion of the total number of Shares as to which the Option is exercised resulting from dividing the Aggregate Exercise Price by the current market value of one Share of the Common Stock, will not be issued to the Optionee, but will be sold by the cooperating brokerage house on behalf of the Company to a third party purchaser, with the proceeds of such sale being remitted to the Company in satisfaction of the Aggregate Exercise Price.

    6.   WILL I HAVE TO PAY ANY TRANSACTION COSTS UPON EXERCISE OTHER THAN THE
         ---------------------------------------------------------------------
         EXERCISE PRICE?
         --------------

    No, except that those Optionees electing to exercise pursuant to the above described cashless exercise procedure will be responsible for paying all fees and commissions charged by the cooperating brokerage houses in connection therewith. No portion of any such fees or commissions will be remitted to or for the benefit of the Company.

    7.   WILL THE SHARES ISSUED UPON EXERCISE BE RESTRICTED IN MY HANDS?
         --------------------------------------------------------------

    Inasmuch as the offer and sale by the Company of the Shares issuable upon exercise will be covered by the Registration Statement, each Optionee who is not an officer, director, 10% shareholder or otherwise a controlling person of the Company (each, an "Affiliate") will receive upon such exercise "freely tradable" Shares. An Affiliate, on the other hand, attempting to resell his or her Shares in the public markets will generally be subject to the volume limitations and certain other requirements of Rule 144 promulgated under the Securities Act of 1933, but such volume limitations will generally permit such Affiliate (including for this purpose the persons whose sales of Common Stock must be aggregated with his or her sales for purposes of the Rule) to sell up to 1% of the total issued and outstanding shares of the Common Stock in any three month period. In addition, resale of such Shares by officers, directors or 10% shareholders of the Company may be subject to the "short-swing profit" provisions of Section 16(b) of the Securities Exchange Act of 1934, and such persons should accordingly consult with legal counsel prior to effecting any such resales.

                              PLAN ADMINISTRATION
                              -------------------

    8.   HOW IS THE PLAN ADMINISTERED?
         ----------------------------

    The Plan is administered, at the Company's expenses, by the Board. The Board currently consists of seven members, each of whom serves until the next annual meeting of shareholders or until successors are elected and qualified. The Board's interpretation or determination of any matter or issue arising under the Plan, to the extent not inconsistent with the express terms of any Grant Letter or Memorandum of Clarification, or this Memorandum, shall be final, binding and conclusive for all purposes.


    9.   HOW DOES THE COMPANY APPLY THE FUNDS RECEIVED FROM EXERCISING
         -------------------------------------------------------------
         OPTIONEES?
         ---------

    All funds received by the Company upon exercise of Options will be added to the Company's general funds and may be used for any corporate purpose.

    10.  WHAT HAPPENS TO MY OPTION IF THERE IS A STOCK SPLIT, STOCK DIVIDEND,
         --------------------------------------------------------------------
         REVERSE STOCK SPLIT OR OTHER FUNDAMENTAL CHANGE AFFECTING THE COMMON
         --------------------------------------------------------------------
         STOCK?
         -----

    The number of shares covered by the Option will be increased or decreased proportionately, and the exercise price modified inversely, in the event of a stock split, stock dividend or reverse stock split. In the event of any other such fundamental change, the Board will make the appropriate adjustments to the Option so as to prevent any enlargement or dilution of the Optionee's rights under the Plan as a result thereof.

    11.  CAN MY RIGHTS UNDER THE PLAN BE ASSIGNED OR HYPOTHECATED TO ANYONE
         ------------------------------------------------------------------
         ELSE?
         ----

    No, other than pursuant to transfers by bequest or the laws of descent and distribution. Accordingly, each Option shall be exercisable during the Optionee's lifetime only by the Optionee.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                    ---------------------------------------

     The Options granted under the Plan are not intended to be "incentive stock options" under the Internal Revenue Code of 1986, as amended. At the time of grant of an Option, no income will be recognized by the Optionee, and the Company will not be entitled to a deduction. Upon the exercise of an Option, the Optionee will recognize taxable ordinary income and the Company will be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business deduction in an amount by which the then fair market value of the Shares issued to such Optionee exceeds the exercise price of the Option (provided certain tax withholding requirements are met). Upon any subsequent disposition of such Shares, the Optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon such disposition and the fair market value of such Shares at the time of exercise. Such capital gain or loss will be long-term, or short-term depending on how long the Optionee holds the Shares. Capital gains are generally subject to lower tax rates than ordinary income.

                              GENERAL INFORMATION
                              -------------------

    The Plan is not subject to the provisions of the federal Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

    In order to obtain additional information concerning the Plan and its administrators, please contact Steven J. Guerrettaz, Chief Financial Officer, ATG Inc., 47375 Fremont Boulevard, Fremont, California 94538, telephone:
(510) 490-3008, Extension 233.